Exhibit 11

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
                          GROW BIZ INTERNATIONAL, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                  --------------------------
                                                                      Three Months Ended
                                                                   March 29,       March 30,
                                                                     1997            1996
                                                                  --------------------------
Net income                                                        $  545,200      $  330,200
                                                                  ==========      ==========
Shares used in per common share computation:
          Weighted average common shares outstanding               6,255,000       6,786,900

          Dilutive effect of stock options after application
          of the treasury stock method                               105,500         102,400
                                                                  ----------      ----------

                                                                   6,360,500       6,889,300
                                                                  ==========      ==========

Net income per common share                                       $      .09      $      .05
                                                                  ==========      ==========
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